Exhibit 10.56

THIRD AMENDMENT
TO
ACTINIUM PHARMACEUTICALS, INC. 2013 AMENDED AND RESTATED STOCK PLAN

Pursuant to Section 14 of the 2013 Amended and Restated Stock Plan, as amended (the “Plan”) of Actinium Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Third Amendment to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

1.       Section 3 of the Plan is hereby amended to read in its entirety as follows:

“Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares reserved for issuance to Participants under the Plan is 9,250,000, and the maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options is 9,250,000. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.”

2.       All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

3.       A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Third Amendment N was considered, has duly approved this Third Amendment to the Plan.

IN WITNESS WHEREOF, this Amendment No. 3 to the Plan is made effective this 22nd day of December, 2015.

ACTINIUM PHARMACEUTICALS, INC.

By:	/s/ Kaushik J. Dave
Name:	Kaushik J. Dave
Title:	Chief Executive Officer